UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 10, 2015

Taxus Pharmaceuticals Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

(Formerly known as “Little Neck Health Connection, Inc”)

03-0380057	New York
(I.R.S. employer identification No.)	(State or other jurisdiction of incorporation)

245-16 Horace Harding Expressway,

Little Neck, NY 11362

Phone: (718) 631-1522
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jiayue Zhang

245-16 Horace Harding Expressway,

Little Neck, NY 11362

Phone: (718) 631-1522

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:

Bernard & Yam, LLP

Attn: Man Yam, Esq.

140-75 Ash Avenue, Suite 2D

Flushing, NY 11355
Tel: 212-219-7783
Fax: 212-219-3604
(Name, Address and Telephone Number of Person
Authorized to Receive Notice and Communications on Behalf of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 10, 2015, Mr. Jiayue Zhang, the sole officer and director and the largest shareholder of Taxus Pharmaceuticals Holdings Inc, a New York corporation (“Company”), transfers all his 41,619,800 shares of common stock of the Company as a gift, which represents 51.07% of the total issued and outstanding shares of the Company, to Shanxi Taxus Pharmaceuticals Co., Ltd (山西红杉药业有限责任公司), a Chinese limited liability company (“Shanxi Taxus”). Mr. Jiayue Zhang is also the general manager, director and controlling equity owner of Shanxi Taxus. Therefore upon the completion of the share transfer, Mr. Jiayue Zhang is still the beneficial owner of the 41,619,800 shares of common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                      Taxus Pharmaceuticals Holdings, Inc

                                                                            (Registrant)

September 10, 2015	/s/ Jiayue Zhang
Jiayue Zhang
Chief Executive Officer, Chief Financial Officer
(Principal Executive Officer and Principal Accounting Officer)